MOEN AND COMPANY LLP CHARTERED ACCOUNTANTS

Member:

Canadian Institute of Chartered Accountants

Institute of Chartered Accountants of British Columbia

Institute of Management Accountants (USA) (From 1965)

Chairman’s Circle – Asia Pacific Business Network (APBN)

Registered with:

Public Company Accounting Oversight Board (USA) (PCAOB)

Canadian Public Accountability Board (CPAB)

Canada  - British Columbia Public Practice Licence

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Principal – Charter – 41st Year Anniversary

Securities Commission Building

PO Box 10129, Pacific Centre

       Suite 1400 – 701 West Georgia Street

                                                Vancouver, British Columbia

Canada V7Y 1C6

Telephone:  (604) 662-8899

Fax:  (604) 662-8809

Office Email:  moenca@telus.net

Audit Email:  auditca@telus.net

May 8, 2006

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated May 9, 2005 related to audited financial statements as at March 31, 2005, March 31, 2004 and March 31, 2003, and for the years then ended, included in the Registration Statement on Form 20-F of Aquasol Envirotech Ltd. for the registration of shares of its common stock.

Yours very truly,

MOEN AND COMPANY LLP

Chartered Accountants

        “Moen and Company LLP”

(“Signed”)

Moen and Company LLP

“Independent Accountants and Auditors”